                                                                     EXHIBIT 3.3

                                    BY-LAWS
                                      OF
                                 PHYTERA, INC.
                       As Amended as of November 4, 1992
                  As Further Amended as of December 15, 1993
                   As Further Amended as of January 30, 1996
                   As Further Amended as of October 7, 1996
                    As Further Amended as of April 30, 1998

                                   ARTICLE I
                                 STOCKHOLDERS

     SECTION 1.   Place of Meetings.  All meetings of stockholders shall be held
                  -----------------
at the principal office of the corporation or at such other place as may be named in the notice.

     SECTION 2.   Annual Meeting.  The annual meeting of stockholders for the
                  --------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 3.   Special Meetings.  Special meetings of the stockholders may be
                  ----------------
called at any time by the President, the Chairman of the Board, if any, or the Board of Directors, or by the Secretary, or any other officer upon the written request of (i) one or more stockholders holding of record at least a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting or (ii) the holder of 10% or more of the outstanding Preferred Stock or the shares of Common Stock issuable upon conversion of such shares of Preferred Stock, or any combination thereof. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

     SECTION 4.   Notice of Meetings. Except where some other notice is required
                  ------------------
by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if no such date has been fixed, of record at the close of business on the day before the day on which notice is given. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice. Except as required by statute, notice of any adjourned meeting of stockholders shall not be required.

     SECTION 5.   Voting List.  The officer who has charge of the stock ledger
                  -----------
of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

     SECTION 6.   Quorum of Stockholders.  At any meeting of the stockholders,
                  ----------------------
the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the certificate of incorporation, or by these by-laws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

     SECTION 7.   Proxies and Voting. Unless otherwise provided in the
                  ------------------
certificate of incorporation, each stockholder shall at every meeting of stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee's proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     SECTION 8. Conduct of Meeting. Meetings of stockholders shall be presided
                ------------------
over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, a chairman to be chosen by the stockholders. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

     SECTION 9. Action Without Meeting. Any action required or permitted to be
                ----------------------
taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II

                                   DIRECTORS

     SECTION 1.   General Powers.  The business and affairs of the corporation
                  --------------
shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation which are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     SECTION 2.   Number; Election; Tenure and Qualification. The initial Board
                  ------------------------------------------
of Directors shall consist of one (1) person and shall be elected by the incorporator. Thereafter, except as otherwise provided by the certificate of incorporation, the number of directors which shall constitute the whole Board shall be fixed by resolution of the Board of Directors, but in no event shall be less than one. Except as otherwise provided by the certificate of incorporation, each director shall be elected by the stockholders at the annual meeting and all directors shall hold office until the next annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. Except as otherwise provided by the certificate of incorporation, the number of directors may be increased or decreased by action of the Board of Directors. Directors need not be stockholders of the corporation.

     SECTION 3.   Enlargement of the Board.  Except as otherwise provided by the
                  ------------------------
certificate of incorporation, the number of the Board of Directors may be increased at any time, such increase to be effective immediately, by vote of a majority of the directors then in office.

     SECTION 4.   Vacancies.  Except as otherwise provided by the certificate of
                  ---------
incorporation, unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director for cause or without cause, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Except as otherwise provided by the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

     SECTION 5.   Resignation.  Any director may resign at any time upon written
                  -----------
notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary.

     SECTION 6.   Removal.  Except as may otherwise be provided by the General
                  -------
Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors. Except as otherwise provided by the certificate of incorporation, the vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 4 of this Article II.

     SECTION 7.   Committees.  The Board of Directors may, by resolution or
                  ----------
resolutions passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

     A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

     Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority denied it by Section 141 of the General Corporation Law of the State of Delaware.

     Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

     SECTION 8.   Meetings of the Board of Directors.  Regular meetings of the
                  ----------------------------------
Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

     Special Meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by (i) the Chairman of the Board of Directors, (ii) the President, (iii) the Treasurer,
(iv) the Secretary, (v) any one director designated by the holders of the Company's Preferred Stock pursuant to a shareholders agreement executed by the Company, or (vi) any two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice by stockholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.

     Directors or members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

  SECTION 9.    Quorum and Voting.  A majority of the total number of directors
                -----------------
shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third (1/3) of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the certificate of incorporation, or by these by-laws.

  SECTION 10.   Compensation.  The Board of Directors may fix fees for their
                ------------
services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

  SECTION 11.   Action Without Meeting.  Any action required or permitted to be
                ----------------------
taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                                  ARTICLE III

                                   OFFICERS

  SECTION 1.   Titles.  The officers of the corporation shall consist of a
               ------
President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries.

  SECTION 2.   Election and Term of Office.  The officers of the corporation
               ---------------------------
shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

  SECTION 3.   Qualification.  Unless otherwise provided by resolution of the
               -------------
Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.

  SECTION 4.   Removal.  Any officer may be removed, with or without cause, at
               -------
any time, by resolution adopted by the Board of Directors.

  SECTION 5.   Resignation.  Any officer may resign by delivering a written
               -----------
resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.

  SECTION 6.   Vacancies.  The Board of Directors may at any time fill any
               ---------
vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

  SECTION 7.   Powers and Duties.  The officers of the corporation shall have
               -----------------
such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

  SECTION 8.   President and Vice-Presidents.  The President shall be the chief
               -----------------------------
executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board, empowered to preside, and present at such meeting, shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

  In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors.

  SECTION 9.   Secretary and Assistant Secretaries.  The Secretary shall attend
               -----------------------------------
all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

  The Assistant Secretary if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors of if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

  SECTION 10.   Treasurer and Assistant Treasurers.  The Treasurer shall have
                ----------------------------------
the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

  The Assistant Treasurer if any (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

  SECTION 11.   Bonded Officers.  The Board of Directors may require any officer
                ---------------
to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

  SECTION 12.   Salaries.  Officers of the corporation shall be entitled to such
                --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                  ARTICLE IV

                                    STOCK

  SECTION 1.   Certificates of Stock.  One or more certificates of stock, signed
               ---------------------
by the Chairman or Vice-Chairman of the Board of Directors or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying, in the aggregate, the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, the by-laws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

  SECTION 2.  Right of First Refusal.
              ----------------------

  (a) No stockholder shall sell, assign, transfer, exchange, pledge or otherwise dispose of any shares of common stock of the corporation unless prior to any sale or other transfer thereof, such stockholder (or his, her or its representative, as the case may be) shall provide the corporation with written notice describing the number of shares of such stock intended to be sold or transferred, the price and the general terms of the proposed sale or transfer.

  (b) Except in the case of a Permitted Transfer, as defined in Section 2(k) below, the corporation shall have the right (the "First Refusal Right") at any time within sixty (60) days after receipt of the notice required by Section 2(a) above to purchase from the stockholder (or his, her or its representative, as the case may be) up to but not exceeding the number of shares of common stock, at the price (the "First Refusal Price") and upon the general terms, specified in such notice. If the corporation does not exercise the First Refusal Right, then each holder of no fewer than 250,000 shares of any class of the Company's Preferred Stock (a "Preferred Stockholder") shall have the right to exercise its pro rata portion of the First Refusal Right at any time within thirty (30) days after the expiration of said 60-day period. For the purposes of this Section, a Preferred Stockholder's pro rata portion of the First Refusal Right shall be a right to purchase the number of shares of common stock subject to the First Refusal Right multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock held by such Preferred Stockholder, and the denominator of which shall be the number of shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock held by all Preferred Stockholders exercising such First Refusal Right.

  (c) If the First Refusal Right is not exercised with respect to some or all the shares of common stock specified in the notice required by Section 2(a) hereof, then for a period of one hundred and twenty (120) days, the stockholder (or his, her or its representative, as the case may be) shall be free to sell, or otherwise transfer up to but not exceeding the number of shares of common stock specified in the notice required by Section 2(a) hereof, minus the number of shares of common stock with respect to which the First Refusal Right was exercised, at a price and upon general terms no more favorable to purchasers or transferees thereof than specified in the notice required by Section 2(a) hereof.

  (d) In the event that any shares of common stock which are free to be sold or otherwise transferred under the terms of Section 2(c) above are not sold or otherwise transferred within said 120-day period, such shares of common stock shall again be subject to the First Refusal Right and the stockholder (or his, her or its representative, as the case may be) shall comply with all the provisions of this Section 2 prior to selling or otherwise transferring any such shares of common stock.

  (e) Failure to exercise the First Refusal Right with respect to any shares of common stock shall not constitute a waiver of the First Refusal Right with respect to any other shares of common stock.

  (f) The First Refusal Right shall continue after the death of a stockholder, shall be binding upon each stockholder's heirs, representatives, successors or permitted assigns, as the case may be, and shall terminate only upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of common stock of the corporation to the public at a public offering price of not less than nine dollars and sixty-five cents ($9.65) per share (as adjusted for stock splits, stock dividends, distributions or subdivisions) and resulting in gross proceeds to the corporation of not less than Ten Million Dollars ($10,000,000).

  (g) The First Refusal Right shall be exercised by written notice signed by an officer of the corporation. The First Refusal Price shall be payable, at the option of the corporation, in cancellation of all or a portion of any outstanding indebtedness of the stockholder to the corporation or in cash (by check) or both.

  (h) The corporation or any Preferred Stockholder may assign its rights under this Section 2, but only after obtaining the prior written consent of all the other parties holding such First Refusal Right.

  (i)  If from time to time during the term of the First Refusal Right:

     (i) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the corporation; or

     (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the corporation, unless such consolidation, merger or sale is with a publicly-owned corporation and the aggregate market value of the securities or other property the stockholders of the corporation receive is in excess of Ten Million Dollars ($10,000,000);

then, in such event, any and all new, substituted or additional securities or other property (other than cash) to which stockholder is entitled by reason of his ownership of common stock shall be immediately subject to the First Refusal Right, as the case may be, and be included in the word "common stock" for all purposes of the First Refusal Right with the same force and effect as the shares of common stock subject to the First Refusal Right under the terms of Section 2 hereof.

  (j) All certificates representing any shares of common stock subject to the provisions hereof shall have endorsed thereon the following legends:

     (i) "Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to a first refusal right, as set forth in the by-laws of the corporation, a copy of which will be mailed to any holder of this certificate without charge within five (5) days of receipt by the corporation of a written request therefor."

     (ii) Any legend required to be placed thereon by federal or state securities laws.

  (k) For the purposes of this Section 2, a "Permitted Transfer" shall mean any transfer to (i) the spouse, ancestor, lineal descendants and other family members (including adopted descendants) of the stockholder, and any trust for the benefit of the foregoing, (ii) any entities established principally for charitable purposes to which the stockholder transfers any shares by way of gift and (iii) any person or entity to whom the shares are transferred by virtue of a pledge by the stockholder to secure a borrowing from such pledgee. Shares transferred in a Permitted Transfer shall continue to be subject to this Section 2 in the hands of the transferee.

  SECTION 3.   Transfers of Shares of Stock.  Subject to the restrictions set
               ----------------------------
forth in Section 2 of this Article IV, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

  SECTION 4.   Lost Certificates.  A new certificate of stock may be issued in
               -----------------
the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen,

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

destroyed or mutilated certificate, or the owner's legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

  SECTION 5.   Record Date.  The Board of Directors may fix in advance a record
               -----------
date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Unless otherwise fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  SECTION 6.   Fractional Share Interests.  The corporation may, but shall not
               --------------------------
be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (l) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

  SECTION 7.   Dividends.  Subject to the provisions of the certificate of
               ---------
incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient.

                                   ARTICLE V

                                   INSURANCE

  SECTION 1.   Insurance.  The corporation shall have power to purchase and
               ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

                                  ARTICLE VI
                              GENERAL PROVISIONS

  SECTION 1.   Fiscal Year.  Except as otherwise designated from time to time by
               -----------
the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

  SECTION 2.   Corporate Seal.  The corporate seal shall be in such form as
               --------------
shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

  SECTION 3.   Certificate of Incorporation.  All references in these by-laws to
               ----------------------------
the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as in effect from time to time.

  SECTION 4.   Execution of Instruments.  The Chairman and Vice-Chairman of the
               ------------------------
Board of Directors, if any, the President, any Vice-President, and the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board of Directors may expressly delegate such powers to any other officer or agent of the corporation.

  SECTION 5.   Voting of Securities.  Except as the directors may otherwise
               --------------------
designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization the securities of which may be held by this corporation.

  SECTION 6.   Evidence of Authority.  A certificate by the Secretary, or an
               ---------------------
Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

  SECTION 7.   Transactions with Interested Parties.  No contract or transaction
               ------------------------------------
between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

  (a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

  (b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

  (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  SECTION 8.   Books and Records.  The books and records of the corporation
               -----------------
shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE VII
                                  AMENDMENTS

  SECTION 1.   By the Board of Directors.  Except with respect to Section 2 of
               -------------------------
Article IV, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

  SECTION 2.   By the Stockholders.  These by-laws may be altered, amended or
               -------------------
repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

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